FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2024

WESTWATER RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0516

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	WWR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On Thursday, May 30, 2024, at 8:00 AM Mountain Time, Westwater Resources, Inc. (the “Corporation”) convened at its Annual General Meeting of Stockholders via an on-line virtual website (the “Annual Stockholder Meeting”).

As described under Item 5.07 of this Current Report, the Corporation’s stockholders approved an amendment (“Amendment”) to the Company's Amended and Restated Certification of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of common stock of the Corporation from 100,000,000 shares to 200,000,000 shares. The Amendment was filed with the office of the Secretary of State of Delaware on May 31, 2024, and became effective upon filing. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Stockholder Meeting, five proposals were submitted to the stockholders for approval as set forth in the definitive Proxy Statement as filed with the SEC on April 5, 2024 (the “Proxy Statement”). As of the record date, April 4, 2024, a total of 57,108,005 shares of common stock of the Corporation were issued and outstanding and entitled to vote. The holders of record of 29,734,424 shares of common stock were present in person or represented by proxy at the Annual Stockholder Meeting. Such amount represented 52.07% of the shares entitled to vote at such meeting and constituted a quorum in accordance with the applicable provisions of the By-Laws of the Corporation. The five proposals submitted to the stockholders for approval were to:

1.	Elect as directors the five nominees named in the Proxy Statement.

2.	Approve an amendment to the Corporation’s 2013 Omnibus Incentive Plan as amended (the “Incentive Plan”) to increase the authorized number of shares of common stock of the Corporation available and reserved for issuance under the Incentive Plan by 3 million shares and to increase the limit on the number of shares of common stock of the Corporation that may be granted in a calendar year to any eligible person to 800,000 shares.

3.	Provide advisory approval of the Corporation’s executive compensation.

4.	Ratify the appointment of Moss Adams LLP as the Corporation’s independent registered public accountant for 2024.

5.	Approve an amendment to the Certificate of Incorporation of the Corporation to increase the number of authorized shares of common stock of the Corporation from 100,000,000 shares to 200,000,000 shares.

At the Annual Stockholder Meeting, the stockholders approved all five of the proposals submitted. A summary of the matters voted upon by the stockholders is set forth below:

Proposal 1 – Election of Directors

Nominees	For	Withheld	Broker Non-Votes
Terence J. Cryan	12,003,163	1,763,765	15,967,496
Frank Bakker	12,289,053	1,477,875	15,967,496
Tracy D. Pagliara	11,543,337	2,223,591	15,967,496
Karli S. Anderson	12,078,757	1,688,171	15,967,496
Deborah A. Peacock	12,409,068	1,357,860	15,967,496

The stockholders elected the five nominees to the Board of Directors of the Corporation to serve until their respective term expires and until their successors are elected and qualified.

Proposal 2 – Approval of an Amendment to the Incentive Plan

For	Against	Abstain	Broker Non-Votes
10,582,951	2,683,335	500,642	15,967,496

The stockholders approved the Incentive Plan amendment to increase the authorized number of shares of common stock of the Corporation available and reserved for issuance under the Incentive Plan by 3 million shares and to increase the limit on the number of shares of common stock of the Corporation that may be granted in a calendar year to any eligible person to 800,000 shares.

Proposal 3 – Non-binding Advisory Approval of Executive Compensation

For	Against	Abstain	Broker Non-Votes
10,813,852	2,346,026	607,050	15,967,496

The stockholders approved the nonbinding advisory approval of the Corporation’s executive compensation disclosed in the Proxy Statement.

Proposal 4 – Ratification of the Appointment of Moss Adams LLP

For	Against	Abstain	Broker Non-Votes
27,482,462	1,076,647	1,175,315	0

The stockholders approved the ratification of the appointment of Moss Adams LLP as the Corporation’s independent registered public accountant for 2024.

Proposal 5 – Amendment to Certificate of Incorporation to Increase the Authorized Common Shares

For	Against	Abstain	Broker Non-Votes
21,556,412	7,276,806	901,206	0

The stockholders approved an amendment to the Certificate of Incorporation of the Corporation to increase the number of authorized shares of common stock of the Corporation from 100,000,000 shares to 200,000,000 shares.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Westwater Resources, Inc.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2024

WESTWATER RESOURCES, INC.

By:	/s/ Steven M. Cates
Name:	Steven M. Cates
Title:	Senior Vice President–Finance and Chief Financial Officer